Federated Investment SEries Funds, Inc.,
                              5800 Corporate Drive
                            Pittsburgh, PA 15237-7000


                                  June 16, 2000

The Trustees of
FEDERATED INVESTMENT SERIES FUNDS, INC.
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA  15222-3779

Gentlemen:

         Federated Investment Series Funds, Inc., a Maryland Corporation ("Corporation"), proposes to issue shares of capital stock representing interests in a separate portfolio of securities known as Bond Fund ("Shares") in connection with the acquisition of the assets of the IAI Bond Fund, a portfolio of IAI Investment Funds I, Inc., pursuant to the Agreement and Plan of Reorganization ("Agreement") filed as an exhibit to the registration statement of the Corporation filed on Form N-14 ("N-14 Registration") under the Securities Act of 1933, as amended.

         As counsel, I have participated in the organization of the Corporation, its registration under the Investment Company Act of 1940, as amended, ("1940 Act"), the registration of its securities on Form N-1A under the 1933 Act and its N-14 Registration. I have examined and am familiar with the Articles of Restatement of Articles of Incorporation dated May 19, 1992 ("Articles of Incorporation"), the Articles Supplementary dated November 15, 1996, the Bylaws of the Corporation, the Agreement and such other documents and records deemed relevant. I have also reviewed questions of law and consulted with counsel thereon as deemed necessary or appropriate for the purposes of this opinion.

         Based upon the foregoing, it is my opinion that:

         1.       The  Corporation  is  duly  organized  and  validly   existing
pursuant to the laws of the state of Maryland and Articles of Incorporation.

         2. The Shares which are currently being registered by the N-14 Registration may be legally and validly issued in accordance with the provisions of the Agreement, the Articles of Incorporation and the Articles Supplementary upon receipt of consideration sufficient to comply with the provisions of
Article VII of the Articles of Incorporation and subject to compliance with the 1940 Act and applicable state laws regulating the sale of securities. The Shares, when so issued, will be fully paid and non-assessable.


         I consent to your filing this opinion as an exhibit to the N-14 Registration referred to above and to any application or registration statement filed under the securities laws of any of the states of the United States.

                                         Very truly yours,

                                         FEDERATED INVESTMENT SERIES FUNDS, INC.

                                         BY:  /s/ C. Grant Anderson
                                              ---------------------
                                                  C. Grant Anderson
                                         TITLE:   Assistant Secretary